                                    BYLAWS


                                      OF


                            VERIZON NORTHWEST INC.






                        INCORPORATED UNDER THE LAWS OF

                            THE STATE OF WASHINGTON

                                    (1964)





Adopted: April 1, 1964
Amended: June 30, 1964
         August 21, 1964
         January 12, 1966
         February 14, 1968
         June 5, 1969
         March 27, 1970
         September 23, 1971
         March 26, 1981
         November 19, 1987
         March 13, 1992
         January 25, 1996
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                            VERIZON NORTHWEST INC.

                               TABLE OF CONTENTS

                                                                           PAGE
ARTICLE I.    STOCKHOLDERS....................................................1
Section 1.    Annual Meetings.................................................1
              ---------------
Section 2.    Special Meetings................................................1
              ----------------
Section 3.    Notice of Meetings..............................................1
              ------------------
Section 4.    Quorum..........................................................1
              ------
Section 5.    Voting..........................................................1
              ------
Section 6.    Action Without Meeting..........................................2
              ----------------------
ARTICLE II.   BOARD OF DIRECTORS..............................................2
Section 7.    Qualifications and Term of Office...............................2
              ---------------------------------
Section 8.    Authority to Elect or Appoint Officers..........................2
              --------------------------------------
Section 9.    Vacancies.......................................................2
              ---------
Section 10.   Regular Meetings................................................2
              ----------------
Section 11.   Special Meetings................................................2
              ----------------
Section 12.   Notice of Meetings..............................................3
              ------------------
Section 13.   Quorum..........................................................3
              ------
Section 14.   Action Without Meeting..........................................3
              ----------------------
Section 15.   Committees......................................................3
              ----------
ARTICLE III.  OFFICERS........................................................3
Section 16.   Number and Designation..........................................3
              ----------------------
Section 17.   Requirements....................................................3
              ------------
Section 18.   President.......................................................4
              ---------
Section 19.   Vice President..................................................4
              --------------
Section 20.   Secretary and Assistant Secretaries.............................4
              -----------------------------------
Section 21.   Treasurer and Assistant Treasurers..............................4
              ----------------------------------
Section 22.   Bonds...........................................................5
              -----
Section 23.   Tenure..........................................................5
              ------
Section 24.   Vacancies.......................................................5
              ---------
ARTICLE IV.   MISCELLANEOUS...................................................5
Section 25.   Seal............................................................5
              ----
Section 26.   Fiscal Year.....................................................5
              -----------
ARTICLE V.    AMENDMENTS......................................................5
Section 27.   Bylaws Amendments...............................................5
              -----------------


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                            VERIZON NORTHWEST INC.

                         ----------------------------

                                    BYLAWS


                                  ARTICLE I.

                                 STOCKHOLDERS

         Section 1. Annual Meetings. An annual meeting of shareholders shall be
                    ---------------
held on the third Friday in March in each year of a time and place to be determined by the Board of Directors for the purpose of electing directors and transacting such other business as may lawfully come before the meeting.

         Section 2. Special Meetings. Special meetings of the stockholders may
                    ----------------
be called by the Board of Directors or by the Secretary on written request of any stockholders holding in the aggregate one-fifth (1/5) of the voting power of all the stockholders.

         Section 3. Notice of Meetings. At least ten (10) days' written notice
                    ------------------
of the time, place, and purpose of any special meeting shall be given to all shareholders entitled to vote at such meetings.

         Section 4. Quorum. The presence, in person or by proxy, of holders of a
                    ------
majority of the voting power of all the stockholders shall constitute a quorum, but less than a quorum may adjourn from time to time, without new notice being given, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors have been elected.

         Section 5. Voting.
                    ------

              (1) At all meetings of the stockholders, every holder of voting stock shall be entitled to one (1) vote on each question for each share of stock standing in his name on the books of the Corporation.

              (2) In the election of Directors, every stockholder shall have the right to multiply the number of votes to which he may be entitled under paragraph (a) of this Section 5 by the number of Directors to be elected, and he may cast all such votes for one candidate or he may distribute them among any two or more candidates.

              (3) Whenever stockholders vote by proxy, such proxy shall be in writing and filed with the Secretary at or before the time the vote is tendered.

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         Section 6. Action Without Meeting. Action required or permitted to be
                    ----------------------
taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

                                  ARTICLE II.

                              BOARD OF DIRECTORS

         Section 7. Qualifications and Term of Office. The number of directors
                    ---------------------------------
of this Corporation shall be not less than three (3) and not more than fifteen
(15) in number. While any vacancy or vacancies exist on the Board of Directors, the remaining directors shall have authority to act. Each director shall serve for the term for which he was elected and until his successor is elected and qualified.

         Section 8. Authority to Elect or Appoint Officers. In addition to the
                    --------------------------------------
officers required by law to be elected, the Board of Directors shall elect such officers and agents as may be necessary for the business of the Corporation. Any officer or agent of the Corporation may be removed without notice by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. The Board of Directors may determine the compensation to be paid all officers, and may, except in the case of the President's compensation, delegate such power to the President. The Board of Directors shall also have authority to determine the compensation to be paid Directors for their services as directors and for services in any other capacity, provided, however, such authority shall be subject to veto by the shareholders at their next meeting after such compensation is fixed by the Directors.

         Section 9. Vacancies. The remaining Directors may fill any vacancy or
                    ---------
vacancies in the membership of the Board of Directors caused by death, resignation, or otherwise. The person so elected to fill such vacancy shall hold office until the next annual meeting of the stockholders or until his successor shall be elected and qualified.

         Section 10. Regular Meetings. Regular meetings of the Board of
                     -----------------
Directors may be held without notice at such time and place as may from time to time be determined by the Board of Directors.

         Section 11. Special Meetings. Special meetings of the Board of
                     ----------------
Directors, upon notice as hereinafter provided, may be held at any time or any place as determined by the Board of Directors, upon the written consent of a majority of the Directors. Special meetings of the Board of Directors may be called by the

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President, and shall be called by the President or the Secretary upon written request of two directors.

         Section 12. Notice of Meetings. Notice of the regular meetings of the
                     ------------------
Board of Directors shall not be required. At least five days' notice in writing of any special meeting shall be given to each Director personally or mailed or telegraphed to him at his last address known to the Secretary; provided that nothing herein contained shall operate to prevent a meeting of the Board of Directors being held at any time provided all members are present or assent to the meeting in writing, and any Director may waive any notice provided for herein.

         Section 13. Quorum. One-third of the number of directors at any time
                     ------
constituting the Board of Directors shall constitute a quorum for the purpose of the transaction of business of the Board.

         Section 14. Action Without Meeting. Action required or permitted to be
                     ----------------------
taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each director either before or after the action taken, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

         Section 15. Committees. The Board of Directors may create one or more
                     ----------
committees of directors. Each committee must have two or more members and one-third of the committee's membership shall constitute a quorum.

                                 ARTICLE III.

                                   OFFICERS

         Section 16. Number and Designation. The officers of this Corporation
                     ----------------------
shall consist of President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as the Board of Directors may from time to time provide for and elect, all of whom shall be elected annually by the Board of Directors and who shall serve for one year or until their successors shall have been elected and qualify.

         Section 17. Requirements. The President, any Vice President, Secretary,
                     ------------
Treasurer and such other officers as may be elected or appointed may, but need not, be stockholders or directors of this Corporation. Any person may hold more than one office provided the duties thereof can be consistently performed by the same person, provided, however, that no one person shall at the same time hold the three offices of President or Vice President and Secretary and Treasurer.

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         Section 18. President. The President shall be the chief executive
                     ---------
officer of this Corporation. He shall preside, if in attendance, at all meetings of the stockholders. He shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. The President or a Vice President shall execute all bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation. The President shall have the general powers and duties of supervision and management usually vested in the office of President of a Corporation. The President shall have the power to appoint all necessary officers and servants of the Corporation except those elected by the Board of Directors, and to make new appointments to fill the vacancies, and may delegate any of these powers to a Vice President of this Corporation. The President and Vice Presidents shall perform all of the duties commonly given to their offices, subject to the provisions and limitations herein contained, and shall perform such other duties as the Board of Directors shall designate from time to time.

         Section 19. Vice President. Except as specially limited by vote of the
                     --------------
Board of Directors, any Vice President shall perform the duties and have the powers of the President or other Vice Presidents during the absence or disability of the President or other Vice Presidents.

         Section 20. Secretary and Assistant Secretaries. The Secretary shall
                     -----------------------------------
keep accurate minutes of all meetings of the stockholders and of the Board of Directors, and shall perform all the duties commonly incident to his office, and shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Secretary, subject to the order of the Board of Directors, shall have the care and custody of the valuable papers and documents of this Corporation. The Secretary shall affix the corporate seal to all bonds, mortgages, and other documents upon which the corporate seal is required. In his absence at any meeting, an Assistant Secretary or a Secretary Pro Tempore shall perform his duties thereat. Each Assistant Secretary shall be vested with the same powers and duties as the Secretary, and any act may be done or duty performed by the Assistant Secretary with like effect as so done or performed by the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as may be prescribed to him by the Board of Directors.

         Section 21. Treasurer and Assistant Treasurers. The Treasurer, subject
                     ----------------------------------
to the order of the Board of Directors, shall have the care and custody of the moneys, funds, and financial records of this Corporation (other than his own bond which shall be in the custody of the President) and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office, and shall give bond, if required by the Board of Directors, in such amount and form and with such sureties as shall be prescribed by the Board of

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Directors. He shall deposit all funds of this Corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business, as the directors shall designate. He may endorse for deposit or collection all checks, notes, et cetera, payable to this Corporation or to its order, and may accept drafts on behalf of this Corporation. He shall keep accurate books of account of this Corporation which together with all its property in his possession, shall be subject at all times to the inspection and control of the Board of Directors. The Treasurer shall be subject in every way to the order of the Board of Directors. Each Assistant Treasurer shall be vested with the same powers and duties as the Treasurer, and any act may be done or duty performed by the Assistant Treasurer with like effect or so done or performed by the Treasurer. Each Assistant Treasurer shall have such other powers and perform such other duties as may be prescribed to him by the Board of Directors.

         Section 22. Bonds. The Board of Directors may require any officer to
                     -----
furnish bond in such reasonable amount and upon such conditions as may be fixed by majority vote of the Board of Directors.

         Section 23. Tenure. All officers shall hold office at the will of the
                     ------
Board of Directors and may be removed without notice by majority action by the Board of Directors. Subject to the power of the Board of Directors, the President shall have authority to remove without notice any officer or servant appointed by him.

         Section 24. Vacancies. In case of death, resignation or removal of any
                     ---------
of the officers of this Corporation, the Board of Directors shall elect successors, who shall likewise hold office at the will of the Board, and, subject to the power of the Board of Directors, the President shall fill vacancies caused by death, resignation or removal of any officers and servants appointed by him.

                                  ARTICLE IV.

                                 MISCELLANEOUS

         Section 25. Seal. The corporate seal of this Corporation shall have
                     ----
inscribed on the margin thereof the name of this Corporation and in the center the words "Incorporated March 31, 1964".

         Section 26. Fiscal Year. The fiscal year of this Corporation shall be
                     -----------
the calendar year.

                                  ARTICLE V.

                                  AMENDMENTS

         Section 27. Bylaws Amendments. These Bylaws may be altered, amended or
                     -----------------
repealed at any stockholders' meeting by a vote

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of a majority of all shares entitled to vote, or by unanimous written consent of the stockholders eligible to vote, or by the Board of Directors of the Corporation at any regular meeting of the Board of Directors, at any special meeting called duly for that purpose, or by unanimous written consent of the Board of Directors. The number of Directors of this Corporation may be changed by a Bylaw duly and legally adopted in the above manner.

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